                     SECRETARY'S CERTIFICATE


     1.   I hereby certify that I am the Secretary of Ackerley
Communications, Inc., a Delaware corporation (the "Corporation"), and that I have been duly appointed and am presently serving in that capacity in accordance with the Corporation's Bylaws.

     2. I further certify that attached as Exhibit A is a full, true and correct copy of the consent resolutions adopted by the Corporation's Board of Directors on the November 14, 1995.

     I further certify that said resolutions are still in full force and effect and have not been revoked or rescinded as of the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary of the Corporation, this 14th day of May, 1996.





                               /s/ Denis M. Curley
                              ---------------------------------
                              Denis M. Curley
                              Secretary
                              Ackerley Communications, Inc.

                                                                  EXHIBIT A

                             RECITALS

     1. The Board of Directors (the "Board"), at the meeting of directors on September 13, 1995, discussed a proposal whereby the directors of the Company would have the ability to elect to receive shares of the Company's publicly-traded common stock ("Common Stock") instead of cash payments for the quarterly director fees due to each nonemployee director; and

     2. The Board has been provided with a draft Nonemployee-Director Equity Compensation Plan for their review and discussion (the "Plan"); and

          3. The Board desires to take the necessary action to (i) approve the Plan and qualify it under new SEC Rule 16b-3; (ii) authorize the filing of a registration statement with the Securities and Exchange Commission ("SEC") of the shares to be issued under the Plan; and (iii) authorize the listing of the shares under the Plan with the American Stock Exchange ("AMEX").


                           RESOLUTIONS


ADOPTION OF NONEMPLOYEE-DIRECTOR EQUITY COMPENSATION PLAN

       RESOLVED: That the Board hereby approves and adopts the Plan in substantially the form as presented to the Board, and hereby authorizes the issuance of up to 100,000 shares of Common Stock pursuant to the terms and conditions of the Plan.

ELECTION TO SUBJECT PLANS TO NEW SEC RULE 16B-3

       RESOLVED: That the Board affirmatively elects to subject the Plan and the Company's Employee Stock Option Plan to Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Securities and Exchange Act of 1934 on May 1, 1991, as in effect from time to time.

REGISTRATION WITH SEC

       RESOLVED: That the proper officers of the Company, with the assistance of counsel, are authorized (i) to prepare, execute and file with the SEC, and any appropriate state securities authorities, a Registration Statement on Form S-8 ("Registration Statement"), and any necessary amendments thereto, to cause the shares of Common Stock to be issued under the Plan to be properly registered, (ii) to prepare, execute and file with any appropriate state securities authorities any other documents necessary or desirable to either register the shares of Common Stock to be issued under the Plan under applicable state securities laws or to otherwise exempt the shares from such registration, and (iii) to pay any such filing fees as may be deemed payable for the filing of the Registration Statement or for the filing of any other documents with appropriate state securities authorities.

LISTING WITH AMEX

       RESOLVED, that the proper officers of the Company, with the assistance of counsel, are authorized to execute and file with AMEX an Additional Listing Application ("Listing Application") and such other documents, and any necessary amendments thereto, and to take any and all actions as may be deemed necessary or appropriate to effect the additional listing of the Common Stock with AMEX, including the payment of such filing fees as may be deemed payable for the filing of the Listing Application.

APPROVAL OF SHAREHOLDERS

       RESOLVED: That the Board hereby recommends that the Plan be submitted to the shareholders of the Company at the 1996 annual meeting of shareholders for their approval.

POWER OF ATTORNEY

       RESOLVED, that each officer of the Company who may be required to sign and execute the Registration Statement are hereby authorized, and the directors do hereby consent to, the execution of a Power of Attorney, appointing Barry A. Ackerley and Denis M. Curley, or either of them individually, to sign in his or her name, place and stead, in any such capacity, the Registration Statement and all amendments and other related documents, and to file the same with the SEC.

     GENERAL AUTHORIZATION

       RESOLVED: That the Proper Officers are authorized and directed to do and perform all acts and things, to pay all necessary fees, to sign all documents and to take such steps as may be necessary, advisable, convenient or proper to carry out he full intent of the foregoing Resolutions, and to comply fully with all applicable rules and regulations.

PROPER OFFICERS

       RESOLVED: That for purposes of the foregoing Resolutions, the proper officers of the Company are Barry A. Ackerley, William N. Ackerley, Denis
       M. Curley and Keith W. Ritzmann.

CORPORATE DOCUMENTATION

       RESOLVED: That an instrument evidencing the written consent of the directors of the Corporation to the within and foregoing resolutions be placed in the minute book of the Corporation.